           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                           ACCLAIM ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)


--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:


--------------------------------------------------------------------------------
(2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
(3) Filing party:

--------------------------------------------------------------------------------
(4) Date filed:

--------------------------------------------------------------------------------


 --------------

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                           ACCLAIM ENTERTAINMENT, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of ACCLAIM ENTERTAINMENT, INC. (the "Company"), a Delaware corporation, will be held at The Westin Cincinnati, 21 East 5th Street, Cincinnati, Ohio, on January 24, 2001 at 2:30 P.M., for the following purposes:

     1. To elect seven directors to serve for a term of one year and until their respective successors shall be elected and shall qualify;

     2. To ratify the appointment of KPMG LLP as independent auditors of the Company for the year ending August 31, 2001; and

     3. To transact such other business as may properly be brought before the meeting.

     Only stockholders of record at the close of business on December 22, 2000 are entitled to notice of and to vote at the meeting.



                                          By order of the Board of Directors,

                                          JAMES SCOROPOSKI
                                          Secretary



Glen Cove, New York
December 29, 2000

       -------------------------------------------------------------------------
          IMPORTANT: THE PROMPT RETURN OF PROXIES WILL ENSURE THAT YOUR SHARES WILL BE VOTED. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
       -------------------------------------------------------------------------

                           ACCLAIM ENTERTAINMENT, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                               -------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ACCLAIM ENTERTAINMENT, INC. (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at The Westin Cincinnati, 21 East 5th Street, Cincinnati, Ohio, on January 24, 2001 at 2:30 P.M., and at any adjournments thereof.

     Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the Meeting. The shares represented by proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Stockholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Meeting for quorum purposes but broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     The principal executive offices of the Company are located at One Acclaim Plaza, Glen Cove, New York 11542. The approximate date on which this Proxy Statement and the enclosed form of proxy will be first sent to stockholders is December 29, 2000.

     Stockholders of record of the common stock, par value $0.02 per share (the "Common Stock"), of the Company at the close of business on December 22, 2000 shall be entitled to one vote for each share then held. There were issued and outstanding on said date 56,990,931 shares of Common Stock.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information as of December 1, 2000 (except as otherwise indicated) with respect to the number of shares of Common Stock beneficially owned by each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, the number of shares of Common Stock beneficially owned by each director and nominee for director of the Company, each Named Executive Officer (as hereinafter defined) of the Company, and all current executive officers and directors of the Company as a group. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder.


NAME AND ADDRESS OF                                                           PERCENT OF COMMON
BENEFICIAL OWNER                        AMOUNT BENEFICIALLY OWNED (1)         STOCK OUTSTANDING
----------------                        -----------------------------         -----------------
Gregory E. Fischbach                         8,281,792(2)                           13.9%
One Acclaim Plaza
Glen Cove, NY  11542

James R. Scoroposki                          8,343,284(3)                           14.0%
One Acclaim Plaza
Glen Cove, NY  11542

Capital Guardian Trust                       3,242,800(4)                            5.7%
11100 Santa Monica Blvd.
Los Angeles, CA 90025

Rodney Cousens                               1,006,667(5)                            1.7%
112 - 120 Brompton Road
London, England  SW3 1JJ

Bernard J. Fischbach                           751,276(6)                            1.3%
1875 Century Park East, Suite 850
Los Angeles, CA  90067

Robert H. Groman                               241,250(7)                             *
196 Peachtree Lane
Roslyn Heights, NY  11577


Michael Tannen                                 243,873(8)                             *
90 Riverside Drive, Apt. 5B
New York, NY  10024

James Scibelli                                  93,750(9)                             *
One Hollow Lane, Suite 208
Lake Success, NY  11042

Kenneth L. Coleman                              47,500(10)                            *
2011 North Shoreline Blvd.
Mountain View, CA  94043



                                       2


Gerard F. Agoglia                                   -0-                               --
135 Meadowview Drive
Trumbull, CT 06611

William G. Sorenson (11)                       100,000                                *
530 Monteray Avenue
Pelham Manor, NY 10803

Paul Eibeler (12)                              265,765                                *
41 Frost Creek Drive
Lattingtown, NY 11560


All current executive officers and          18,974,063                              29.2%
directors as a group (10 persons) (13)
--------------------------------------




*    Less than 1% of class.

(1) Includes shares issuable upon the exercise of warrants and options which are exercisable within the next 60 days.

(2) Includes 2,908,333 shares issuable upon the exercise of warrants and options, 36,276 shares held as co-trustee of trusts for the benefit of Mr. Scoroposki's children and 156,276 shares settled by Mr. G. Fischbach in trust for the benefit of his children. Shares held in trust are only included once in the computation of shares beneficially owned by current executive officers and directors as a group.

(3) Includes 2,908,333 shares issuable upon the exercise of warrants and options, 156,276 shares held as co-trustee of trusts for the benefit of Mr.
     G. Fischbach's children and 36,276 shares settled by Mr. Scoroposki in trust for the benefit of his children. Shares held in trust are only included once in the computation of shares beneficially owned by current executive officers and directors as a group.

(4) Information in respect of the beneficial ownership of Capital Guardian Trust Company ("CGTC") has been derived from its Schedule 13G, dated February 10, 2000, filed on its behalf with the Securities and Exchange Commission (the "Commission"). The Company has been advised that (a) CGTC is a bank as defined in Section 3(a) of the Securities Act of 1933 (the "Securities Act"), (b) CGTC exercises investment discretion with respect to 3,242,800 shares of Common Stock as a result of its serving as the investment manager of various institutional accounts, and (c) CGTC has the power to direct the vote of 2,566,100 shares of Common Stock.

(5)  Includes 956,667 shares issuable upon the exercise of options.

(6) Includes 518,750 shares issuable upon the exercise of options and 156,276 shares held as co-trustee of trusts for the benefit of Mr. G. Fischbach's children. Shares held in trust are only included once in the computation of shares beneficially owned by current executive officers and directors as a group.

(7)  Includes 238,750 shares issuable upon the exercise of options.

(8)  Includes 239,873 shares issuable upon the exercise of options.

(9)  Represents shares issuable upon the exercise of options.

(10) Includes 37,500 shares issuable upon the exercise of options.


(footnotes continued on next page)

(footnotes continued from previous page)

(11) Mr. Sorenson resigned from the Company in August 2000.

(12) Includes 250,000 shares issuable upon the exercise of options. Mr. Eibeler resigned from the Company in March 2000.

(13) Includes 8,214,455 shares issuable upon the exercise of warrants and options. Shares held in trust are only included once in the computation of shares beneficially owned by current executive officers and directors as a group.

                              ELECTION OF DIRECTORS

     Seven directors will be elected at the Meeting to serve for a term of one year and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Meeting. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE NOMINEES LISTED BELOW. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There is no arrangement or understanding between any director and any other person pursuant to which such person was or is to be selected as a director, except that, pursuant to the employment agreements entered into with each of Messrs. G. Fischbach and Scoroposki, the Company is obligated to use its best efforts to ensure that each of them continues to serve as a director of the Company and, pursuant to Mr. Cousens' employment agreement, Acclaim Entertainment Limited ("AEL"), a wholly-owned subsidiary of the Company, has agreed that, if the Company shall appoint a new outside director to the Board of Directors, AEL shall nominate Mr. Cousens to the Board of Directors of the Company, subject to approval of the Company's stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF THE SEVEN NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS NAMED BELOW.


       NAME OF                     PRINCIPAL                                         YEAR BECAME
       NOMINEE                     OCCUPATION                            AGE         A DIRECTOR
       -------                     ----------                            ---         ----------
Gregory E. Fischbach        Co-Chairman of the Board,                     58          1987
                            President and Chief Executive
                            Officer of the Company

James R. Scoroposki         Co-Chairman of the Board,                     52          1987
                            Senior Executive Vice
                            President, Secretary and Treasurer

Kenneth L. Coleman          Senior Vice President,                        58          1997
                            Silicon Graphics, Inc.

Bernard J. Fischbach        Attorney                                      55          1987

Robert H. Groman            Attorney                                      58          1989



       NAME OF                     PRINCIPAL                                         YEAR BECAME
       NOMINEE                     OCCUPATION                            AGE         A DIRECTOR
       -------                     ----------                            ---         ----------
James Scibelli              President, Roberts &                          50          1993
                            Green, Inc.

Michael Tannen              Chief Executive Officer                       60          1989
                            and President,
                            Tannen Media Ventures,
                            Inc.



     Gregory E. Fischbach, a founder of the Company, has been Chief Executive Officer of the Company since its formation, a member of the Board of Directors since 1987 and Co-Chairman of the Board since March 1989. Mr. Fischbach was also President of the Company from its formation to January 1990 and has been President of the Company since October 1996.

     James R. Scoroposki, a founder of the Company, has been Senior Executive Vice President of the Company since December 1993, a member of the Board of Directors since 1987, Co-Chairman of the Board of Directors since March 1989 and Secretary and Treasurer of the Company since its formation. Mr. Scoroposki was also Chief Financial Officer of the Company from April 1988 to May 1990, Executive Vice President of the Company from its formation to November 1993 and acting Chief Financial and Accounting Officer from November 1997 to August 1999. Since December 1979, he has also been the President and sole shareholder of Jaymar Marketing Inc., a sales representative organization. See "Certain Relationships and Related Transactions."

     Kenneth L. Coleman has been a member of the Board of Directors since July 1997. Mr. Coleman is currently Senior Vice President of Global Sales, Service and Marketing for Silicon Graphics, Inc. in Mountain View, California. For more than the past five years, Mr. Coleman has held several positions at Silicon Graphics, Inc. Since January 1998, Mr. Coleman has been a director of MIPS Technologies, Inc., a public company and a licensor of microprocessor architecture, in Mountain View, California.

     Bernard J. Fischbach has been a member of the Board of Directors since 1987 and has been engaged in the private practice of law with Fischbach, Perlstein & Lieberman LLP (and its predecessor firms) in Los Angeles, California since 1976. See "Certain Relationships and Related Transactions."

     Robert H. Groman has been a member of the Board of Directors since 1989 and has, for more than the preceding five years, been a partner in the general practice law firm of Groman, Ross & Tisman, P.C. (and its predecessor firms) in Long Island, New York. See "Certain Relationships and Related Transactions."

     James Scibelli has been a member of the Board of Directors since 1993 and has, since March 1986, served as president of Roberts & Green, Inc., a New York financial consulting firm offering a variety of financial and investment consulting services.

     Michael Tannen has been a member of the Board of Directors since 1989 and is currently Chief Executive Officer of Tannen Media Ventures, Inc., a media investment company. From June 1988 through October 1996, Mr. Tannen was the President and Chief Executive Officer of InterVision, Inc., a subsidiary of Millicom Incorporated, a company involved in publishing, television production and home video distribution and sales. From June 1992 to October 1996, Mr. Tannen also served as Chief Executive Officer of Kinnevik Media Ventures, Ltd., a media service subsidiary of A.B. Kinnevik, a Swedish conglomerate engaged, among other things, in international satellite television broadcasting, cable television networks and cellular mobile telephone and paging operations.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee (the "Audit Committee"), the members of which are Messrs. Coleman, Groman, Scibelli and Tannen. The Audit Committee is composed of independent directors, as defined under the applicable NASDAQ listing rule. The Audit Committee functions pursuant to a written charter which was adopted by the Board during the past year and is attached hereto as Appendix 1. The Audit Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with, among other things, recommending to the Board of Directors the engagement or discharge of independent public accountants, reviewing the plan and results of the auditing engagement with the independent auditors of the Company and with the officers of the Company, reviewing with the officers of the Company the scope and nature of the Company's internal accounting controls and reporting to the Board of Directors on the Audit Committee's activities, conclusions and recommendations. During fiscal 2000, the Audit Committee met on four occasions and acted by written consent on two occasions.

     The Board of Directors has a Compensation Committee (the "Compensation Committee"), the members of which are Messrs. Coleman and Scibelli. The Compensation Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with, among other things, determining compensation packages for the Chief Executive Officer and the Senior Executive Vice President of the Company, establishing salaries, bonuses and other compensation for the Company's executive officers and with administering the Company's 1998 Stock Incentive Plan (the "1998 Plan"), the Company's 1988 Stock Option Plan (the "1988 Plan"), the Company's 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan"), and the Company's 1995 Restricted Stock Plan, and recommending to the Board of Directors changes to such plans. During fiscal 2000, the Compensation Committee met on two occasions and acted by written consent on 12 occasions.

     The Board of Directors has an Executive Committee (the "Executive Committee"), the members of which are Messrs. Coleman, Scibelli and Scoroposki. The Executive Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with, among other things, recommending to the Board of Directors the criteria for candidates to the Board of Directors, the size of the Board of Directors, the number of committees of the Board of Directors and their sizes and functions, and the nomination and selection of Board of Directors' candidates and committee members and rotation of committee members. In addition, the Executive Committee is responsible for establishing and implementing an annual evaluation process for the chief executive officer and the Board of Directors and periodically assessing the overall composition of the Board of Directors to ensure an effective membership mix and, when appropriate, recommending to the Board of Directors a chief executive officer succession plan and succession process. The Executive Committee did not meet during fiscal 2000.

     The Company will consider for election to the Board of Directors a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

     During fiscal 2000, the Board of Directors met on nine occasions and acted by written consent on four occasions. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors of which such director is a member, except that during fiscal 2000 Mr. Tannen attended approximately 56% of the Board of Director meetings and 25% of the meetings of the committees of the Board of which he is a member, Mr. Groman attended approximately 66% of the meetings of the Board of Directors, and Mr. Coleman attended approximately 66% of the meetings of the Board of Directors.

     Messrs. Gregory E. and Bernard J. Fischbach are brothers. There is no family relationship among any other directors or executive officers of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of filings in respect of fiscal 2000 furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Exchange Act and written representations from its directors and executive officers, the Company believes that, during and with respect to the fiscal year ended August 31, 2000, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis except that Gregory Fischbach, James Scoroposki and Rodney Cousens failed to file their Annual Statements of Changes in Beneficial Ownership in a timely fashion, each of which covered a grant of an option to purchase Common Stock. Subsequently, each of Messrs G. Fischbach, Scoroposki and Cousens made the appropriate filings with respect to such matters.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table summarizes all plan and non-plan compensation awarded to, earned by or paid to (i) the Company's Chief Executive Officer, (ii) its three most highly paid executive officers, other than the Chief Executive Officer, who in each case were serving as executive officers during and at the end of the last completed fiscal year ended August 31, 2000, and (iii) two additional executive officers for whom disclosure would have been provided but for the fact that such individuals were not serving as executive officers at the end of the fiscal year ended August 31, 2000 (together, the "Named Executive Officers"), in each case for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years:


                                                                            LONG-TERM
                                           ANNUAL COMPENSATION            COMPENSATION
                                    ---------------------------------   ----------------    SECURITIES
                                                                        RESTRICTED STOCK    UNDERLYING          ALL OTHER
                                              SALARY         BONUS          AWARD(S)         OPTIONS          COMPENSATION*
NAME AND PRINCIPAL POSITION         YEAR       ($)            ($)              ($)             (#)                 ($)
----------------------------------- -----   ---------   -------------   ----------------   --------------   ----------------
Gregory E. Fischbach                2000     $775,000    $         0     $        0         100,000           $   51,758
Co-Chairman, Chief Executive        1999      775,000      1,351,545              0               0               49,063
Officer and President............   1998      775,000        747,500              0         550,000(1)            24,150


James R. Scoroposki
Co-Chairman, Senior Executive       2000     $500,000    $         0     $        0         100,000           $   12,256
Vice President, Secretary           1999      500,000      1,143,615              0               0               15,211
and Treasurer....................   1998      500,000        632,500              0         550,000(1)             6,000

Rodney Cousens(2)
President and Chief Operating       2000     $628,400(3) $         0     $        0          50,000           $  144,825(5)
Officer - International of          1999      610,200        532,785(4)           0               0            2,611,629(5)
Acclaim Europe...................   1998      532,785        643,542(4)           0          42,500(6)            88,695(5)

Gerard F. Agoglia(7)
Executive Vice President and
Chief Financial Officer..........   2000     $      0(7) $   137,500(7)  $        0         250,000           $        0



Paul Eibeler(8)                     2000     $320,000    $    96,000     $        0          16,527(8)        $  724,115(9)
Vice President and General          1999      285,000        180,000              0               0               12,238
Manager..........................   1998      263,465        147,500        114,375(10)      50,000                8,600

William G. Sorenson(11)
Executive Vice President and        2000     $400,000    $    58,333(12) $        0               0           $  131,497(13)
Chief Financial Officer..........   1999      400,000              0        681,300(14)     200,000           $        0



(footnotes on next page)

(footnotes from previous page)

* Includes dollar values of insurance premiums paid by the Company during the fiscal year with respect to term life insurance for the benefit of the Named Executive Officers.

(1) Of the options to purchase 550,000 shares of Common Stock granted in fiscal 1998, options to purchase (a) 150,000 shares at an exercise price of $4.0625 per share were granted in lieu of options granted in fiscal 1994 (which were cancelled in fiscal 1998) to purchase an equal number of shares at an exercise price of $17.00 per share; (b) 150,000 shares at an exercise price of $4.125 per share were granted in lieu of options granted in fiscal 1994 (which were cancelled in fiscal 1998) to purchase an equal number of shares at an exercise price of $13.25 per share; and (c) 150,000 shares at an exercise price of $4.0625 per share were granted in lieu of options granted in fiscal 1996 (which were cancelled in fiscal 1998) to purchase an equal number of shares at an exercise price of $13.75 per share.

(2) The Named Executive Officer was appointed an executive officer of the Company in August 1998.

(3) Of such amount, $176,302 represents a contribution by the Company to the Acclaim Entertainment Employee Benefits Trust (the "Trust"), which was established for the benefit of the employees at AEL. The Trust is directed by a trustee who has the sole discretion to deliver all payments made into the Trust to one or more employees of AEL. The Company may request, but does not have the power to direct, the Trust to deliver payments to any particular employee. The Company has delivered a letter to the trustee requesting that payment of the indicated amount be made to Mr. Cousens. The trustee may choose the method of payment and may not necessarily comply with the Company's request. No individual employee of AEL has any entitlement to amounts held by the Trust until the trustee designates a payment to an individual employee. At this time, no such payments have been designated by the trustee to any employee of AEL.

(4)  Such payment was made by the Company to the Trust. See footnote 3 above.

(5) Of such amount, $109,260 in fiscal 2000, $105,712 in fiscal 1999 and $86,740 in fiscal 1998 represent contributions made by the Company on behalf of Mr. Cousens under a statutory U.K. pension plan. In addition, $2,487,900 of the fiscal 1999 amount represents the value of 300,000 shares of Common Stock issued to the Trust on March 8, 1999 based on the closing sale price of a share of Common Stock on the date of grant. As of August 31, 2000, such shares had an aggregate value of $562,500 (based on the closing sale price of a share of Common Stock on such date). The Company has delivered a letter to the trustee requesting that shares of Common Stock of the indicated number be delivered to Mr. Cousens in three equal annual installments commencing in January 1999, subject to Mr. Cousens' continued employment with AEL. Other than Mr. Cousens' continued employment with AEL, there are no performance requirements imposed by the Company in respect of these shares. The trustee may choose the method of payment (whether in cash or in kind) and may not necessarily comply with the Company's request. No individual employee has any entitlement to the shares of Common Stock held by the Trust until the trustee determines to allocate the shares to an individual employee. At this time, no such shares have been allocated by the trustee or delivered to any employee of AEL.

(6) Such options to purchase 42,500 shares at an exercise price of $4.125 per share were granted in fiscal 1998 in lieu of options granted in fiscal 1995 (which were cancelled in fiscal 1998) to purchase an equal number of shares at an exercise price of $9.24 per share.

(7) The Named Executive Officer was appointed an executive officer of the Company in August 2000 when he joined the Company as Executive Vice President and Chief Financial Officer. During fiscal 2000, Mr. Agoglia's compensation consisted of $50,000 representing a signing bonus, and $87,500 representing one-half of his guaranteed bonus. No salary was earned by or paid to Mr. Agoglia in fiscal 2000 as he commenced employment with the Company on August 30, 2000. See "Employment Contracts, Termination of Employment and Change in Control Arrangements."

(footnotes continued on next page)

(footnotes continued from previous page)

(8) The Named Executive Officer was appointed an executive officer of the Company in August 1998. Mr. Eibeler resigned from the Company in March 2000. Upon Mr. Eibeler's resignation from the Company in March 2000, the option granted to him in fiscal 2000 vested in full.

(9) Of such amount, $512,000 represents a payment made to Mr. Eibeler in connection with his resignation and $200,000 represents the cancellation of indebtedness owed by Mr. Eibeler to the Company.

(10) On May 8, 1998, the Company issued to Mr. Eibeler 15,000 shares of restricted stock. The value reflected is calculated based on the closing sale price of a share of Common Stock on the date of grant. The shares vested in full in January 1999. As of August 31, 2000, such shares had an aggregate value of $28,125 (based on the closing sale price of a share of Common Stock on such date).

(11) The Named Executive Officer was appointed an executive officer of the Company in August 1999. Mr. Sorenson resigned from the Company in August 2000.

(12) In connection with Mr. Sorenson's resignation from the Company, the first of six installments representing his guaranteed $350,000 bonus was paid in August 2000, in the amount of $58,333.

(13) Of such amount, $114,400 represents a payment made to Mr. Sorenson in connection with his resignation.

(14) On August 18, 1999, the Company issued to Mr. Sorenson 100,000 shares of restricted stock. The value reflected is calculated based on the closing sale price of a share of Common Stock on the date of grant. At the time of grant, the shares vested in three equal annual installments commencing on August 18, 2000. In connection with Mr. Sorenson's resignation from the Company in August 2000, these shares fully vested. As of August 31, 2000, such shares had an aggregate value of $187,500 (based on the closing sale price of a share of Common Stock on such date).

     No other annual compensation, other compensation, stock appreciation rights or long-term incentive plan awards (all as defined in the proxy regulations promulgated by the Commission) were awarded to, earned by, or paid to the Named Executive Officers during any of the Company's last three fiscal years.

                                   OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information with respect to grants of options to purchase shares of Common Stock pursuant to the 1998 Plan to the Named Executive Officers during fiscal 2000:


                                                INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE VALUE
                          --------------------------------------------------------------       AT ASSUMED ANNUAL
                             NUMBER OF                                                          RATES OF STOCK
                            SECURITIES     PERCENT OF TOTAL                                   PRICE APPRECIATION
                            UNDERLYING     OPTIONS GRANTED     EXERCISE                         FOR OPTION TERM
                              OPTIONS      TO EMPLOYEES IN       PRICE      EXPIRATION   ----------------------------
NAME                        GRANTED(#)       FISCAL YEAR        ($/SH)         DATE          5%($)        10%($)
-----------------------   --------------  ------------------  -----------  ------------  ------------   -------------
Gregory E. Fischbach..        100,000(1)           4%          $3.125         1/17/10       $196,542        $498,060

James R. Scoroposki...        100,000(1)           4%          $3.125         1/17/10       $196,542        $498,060

Rodney Cousens........         50,000(2)           2%          $3.125         1/17/10        $98,277        $249,038

Gerard F. Agoglia ....        250,000(3)          10%          $2.03          8/27/10       $319,177        $808,840

Paul Eibeler..........         16,527(4)           1%          $3.125         1/17/10        $32,493         $82,328

William G. Sorenson...              0             NA              NA             NA           NA               NA

All Stockholders (5)..                                                                   $66,121,412    $167,564,623


---------------------

(1) An option to purchase 100,000 shares of Common Stock was granted to each of Messrs. G. Fischbach and J. Scoroposki under the 1998 Plan in January 2000. Such options become exercisable in one-third installments on each of January 19, 2001, January 19, 2002 and January 19, 2003.

(2) An option to purchase 50,000 shares of Common Stock was granted to Mr. Cousens under the 1998 Plan. The option becomes exercisable in one-third installments on each of January 19, 2001, January 19, 2002 and January 19, 2003.

(3) An option to purchase 250,000 shares of Common Stock was granted to Mr. Agoglia under the 1998 Plan in accordance with his employment agreement with the Company. The option becomes exercisable in one-third installments on each of August 28, 2001, August 28, 2002 and August 28, 2003. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(4) An option to purchase 16,527 shares of Common Stock was granted to Mr. Eibeler under the 1998 Plan. Upon Mr. Eibeler's resignation from the Company in March 2000, the option vested in full.

(5) These figures were calculated assuming that the price of the 56,074,173 shares of Common Stock issued and outstanding on August 31, 2000 increased from $1.875 per share (the closing sale price of a share of Common Stock on August 31, 2000) at compound rates of 5% and 10% per year for ten years. The purpose of including this information is to indicate the potential realizable value at the assumed annual rates of stock price appreciation for the ten-year option term for all of the Company's stockholders.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information with respect to each exercise of stock options during fiscal 2000 by the Named Executive Officers and the value at August 31, 2000 of unexercised stock options held by the Named Executive Officers.



                                                                 NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                              SHARES                            UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                             ACQUIRED           VALUE                   OPTIONS              AT FISCAL YEAR-END($)
                            ON EXERCISE        REALIZED          AT FISCAL YEAR-END(#)           EXERCISABLE/
NAME                            (#)              ($)           EXERCISABLE/UNEXERCISABLE        UNEXERCISABLE*
-----------------------   -------------  -----------------  -----------------------------  ------------------------
Gregory E. Fischbach..           0               $0              1,581,666/283,334                  0/0

James R. Scoroposki...           0               $0              1,581,666/283,334                  0/0

Rodney Cousens........           0               $0               924,500/83,501                    0/0

Gerard F. Agoglia.....           0               $0                    0/250,000                    0/0

Paul Eibeler..........           0               $0                  250,000/0                      0/0

William G. Sorenson...      10,000          $35,600                      0/0                        0/0


----------------------

* Fair market value of securities underlying the options at fiscal year end minus the exercise price of the options.

DIRECTORS' COMPENSATION

     Directors who are not also employees of the Company receive a $10,000 annual fee, reimbursement of expenses for attending meetings of the Board of Directors and are generally entitled to receive an annual grant of options to purchase 18,750 shares of Common Stock under the 1998 Plan. In addition, options may be granted under the 1998 Plan to non-employee directors who render services to the Company and who are not also members of the Compensation Committee.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     The Company has employment agreements with each of Gregory E. Fischbach and James R. Scoroposki, providing for Mr. G. Fischbach's employment as President and Chief Executive Officer and for Mr. Scoroposki's employment as Senior Executive Vice President, Secretary and Treasurer, for terms expiring in August 2003.

     The agreements with Messrs. G. Fischbach and Scoroposki provide for annual base salaries of $775,000 and $500,000, respectively, for the term of the agreements. In addition, each of the agreements provides for annual bonus payments to Mr. G. Fischbach in an amount equal to 3.25%, and to Mr. Scoroposki in an amount equal to 2.75%, of the Company's net pre-tax profits for each fiscal year. The agreement with Mr. Scoroposki specifically allows him to devote that amount of his business time to the business of a sales representative organization controlled by him as does not interfere with the services to be rendered by him to the Company. The sales representative organization under his control has officers and employees who oversee its operations. Mr. Scoroposki attends board meetings of such organization but has no active involvement in its day-to-day operations. See "Certain Relationships and Related

Transactions." Under the agreements, the Company provides each of Messrs. Fischbach and Scoroposki with $2 million term life insurance and disability insurance.

     If the employment agreement of either of Messrs. G. Fischbach or Scoroposki is terminated within one year after the occurrence of a change in control of the Company (other than a termination for cause) or if either of Messrs. G. Fischbach or Scoroposki terminates his employment agreement upon the occurrence of both a change in control of the Company and a change in the circumstances of his employment, he would be entitled to receive severance benefits in an amount equal to the total of (i) three years' base salary and (ii) three times the largest bonus paid to him for the three fiscal years immediately preceding any such termination of his employment.

     Each of the agreements with Messrs. G. Fischbach and Scoroposki provides that, in the event of a change in control of the Company and a change in the circumstances of his employment, all options previously granted to each of them shall vest and become immediately exercisable and the Company has agreed to indemnify each of them against any excise taxes imposed on such executive by section 4999(a) of the Internal Revenue Code of 1986, as amended (the "Code") (including all applicable taxes on such indemnification payment).

     In addition, at the end of their respective terms, if the agreements with each of Messrs. G. Fischbach and Scoroposki are not renewed on substantially similar terms, the employee would be entitled to receive severance benefits in an amount equal to the total cash compensation paid to him during the 12-month period immediately preceding such termination of his employment.

     AEL has an employment agreement with Rodney Cousens providing for Mr. Cousens' employment as President and Chief Operating Officer of the international division of the Company and its subsidiaries which represents the business of the Company outside the United States. Pursuant to Mr. Cousens' agreement, AEL or Mr. Cousens may terminate the agreement by giving the other not less than six months' prior written notice after January 2002, unless terminated earlier by AEL for cause. The agreement with Mr. Cousens provides for an annual base salary of UK (Sterling pound)366,000 for the term oF the agreement, subject to annual increases of not less than 10%.

     If Mr. Cousens' employment is terminated within one year after the occurrence of a change in control of the Company (other than a termination for cause) or if Mr. Cousens terminates his employment agreement upon the occurrence of both a change in control of the Company and a change in the circumstances of his employment, he would be entitled to receive severance benefits in an amount equal to the total of (i) three years' base salary and (ii) three times the largest bonus paid to him for the three fiscal years immediately preceding any such termination of his employment.

     In the event Mr. Cousens' employment is terminated by him after the occurrence of a change in control of the Company and a change in the circumstances of his employment, all options previously granted to Mr. Cousens shall vest and become immediately exercisable.

     The Company has an employment agreement with Gerard F. Agoglia providing for Mr. Agoglia's employment as Executive Vice President and Chief Financial Officer for a term expiring in August 2003.

     The agreement with Mr. Agoglia provides for an annual base salary of $350,000 for the term of the agreement. In addition, the agreement provides for an initial signing bonus to Mr. Agoglia of $50,000 and annual bonuses in an amount up to 100% of Mr. Agoglia's then base salary subject to the achievement by the Company and Mr. Agoglia of certain financial goals established by the Company; provided, however, that the annual bonus for the first year of employment shall not be less than $175,000, half of which was payable upon commencement of his employment and the balance of which is to be paid six months after his commencement date. Pursuant to Mr. Agoglia's agreement, he was granted an option to purchase 250,000 shares of Common Stock under the 1998 Plan. The option becomes exercisable in one-third installments on each of August 28, 2001, August 28, 2002 and August 28, 2003.

     If Mr. Agoglia's employment is terminated (i) by him after the occurrence of a change in control of the Company and within one year thereafter there is a change in the circumstances of his employment, (ii) by him if the Company breaches a material term of the agreement, or (iii) by the Company other than for cause, Mr. Agoglia would be entitled to receive severance benefits in an amount equal to one year's base salary, as well as any unpaid salary or benefits accrued through the date of termination. In addition, if Mr. Agoglia's employment is terminated for one of the reasons set forth above, options previously granted to him would become immediately vested and exercisable for a period of 180 days from termination.

     The Company had an employment agreement with William G. Sorenson providing for Mr. Sorenson's employment as Executive Vice President and Chief Financial Officer for a term expiring in August 2002. Mr. Sorenson resigned from the Company in August 2000.

     The agreement with Mr. Sorenson provided for an annual base salary of $400,000 for the term of the agreement. In addition, the agreement provided for annual bonuses to Mr. Sorenson in an amount targeted at 100% of Mr. Sorenson's then base salary subject to the achievement by the Company and Mr. Sorenson of certain financial goals established by the Board of Directors at its sole and absolute discretion and based on Mr. Sorenson's individual contributions to the Company's overall success and team performance, as determined by the Board of Directors; provided, however, that the annual bonus with respect to fiscal 2000 was not less than $350,000. Pursuant to Mr. Sorenson's agreement, he was granted an option to purchase 200,000 shares of Common Stock under the 1998 Plan. At the time of grant, the option became exercisable in one-third installments commencing on August 18, 2000. In connection with Mr. Sorenson's resignation from the Company in August 2000 and in accordance with his employment agreement, such option (net of 10,000 options previously exercised by Mr. Sorenson) was terminated as of August 1, 2000. Additionally, the Company issued to Mr. Sorenson 100,000 shares of Common Stock under the 1998 Plan, subject to certain restrictions. In connection with Mr. Sorenson's resignation from the Company in August 2000 and in accordance with his employment agreement, the restrictions on such stock lapsed and the stock became fully vested. Under the agreement, the Company provided Mr. Sorenson with $1 million term life insurance.

     Each of the employment agreements described above prohibits disclosure of proprietary and confidential information regarding the Company (including AEL in the case of Mr. Cousens) and its business to anyone outside the Company both during and subsequent to employment. In addition, the employees agree, for the duration of their employment with the Company and for one year thereafter, not to engage in any competitive business activity (in the case of Mr. Cousens, for three months thereafter), nor to persuade or attempt to persuade any customer, software developer, licensor, employee or other party with whom the Company has a business relationship to sever its ties with the Company or reduce the extent of its relationship with the Company (in the case of Mr. Cousens, for six months thereafter).

BENEFIT PLANS

     The Company does not have a pension plan. For information with respect to options granted to Named Executive Officers of the Company under the 1988 Plan and the 1998 Plan, see "Option Grants in Last Fiscal Year" above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee for fiscal 2000 were Messrs. Coleman and Scibelli, who are intended to be "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act and "outside directors" within the contemplation of section 162(m)(4)(C)(i) of the Code. There were no interlocks or insider participation (as defined in the proxy regulations promulgated by the Commission) between the Board of Directors or the Compensation Committee thereof and the board of directors or compensation committees of any other company.

                             AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended August 31, 2000 with management and has received the written disclosures and the letter from KPMG LLP, the Company's independent auditors, required by Independent Standards Board Standard No. 1 (Independent Discussions with Audit Committee). The Audit Committee has also discussed with KPMG LLP the Company's audited financial statements for the fiscal year ended August 31, 2000, including among other things the quality of the Company's accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by management in its financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, and the auditor's independence, as well as the other matters required by Statement on Auditing Standards No. 61 of the Auditing Standards Board of the American Institute of Certified Public Accountants.

     Based on these discussions with KPMG LLP and the results of the audit of the Company's financial statements, the Audit Committee members recommended unanimously to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2000.

     The members of the Audit Committee are Kenneth L. Coleman, Robert H. Groman, James Scibelli, and Michael Tannen.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is charged with determining compensation packages for the Chief Executive Officer and the Senior Executive Vice President and administering the 1998 Purchase Plan, the 1998 Plan, the 1988 Plan and the Company's 1995 Restricted Stock Plan. The Compensation Committee is also responsible for determining, based on recommendations made by the Chief Executive Officer and Senior Executive Vice President, compensation packages for other executive officers of the Company.

     The Compensation Committee recognizes the critical role that the current executive officers have played in the significant growth and success of the Company. Further, the Compensation Committee recognizes that the services of these same executive officers are crucial to the Company's continued success. Therefore, the primary objective of each executive's compensation package is to provide a remuneration opportunity that will motivate and retain the key executives of the Company in order to further ensure the Company's future.

     Based on this belief, the Compensation Committee adopted the following basic principles for compensating the executive, management and employee group:

o    the current key executive team must be kept intact;
o    compensation plans should reward individual and corporate achievement;
o shift a portion of fixed compensation expenses to variable compensation expenses; and
o short- and long-term incentives must be effectively balanced to satisfy both the short- and long-term needs of the Company.

     Periodically, the Compensation Committee reviews the financial performance and related executive pay levels of a select group of companies in the media and entertainment industries. It is the goal of the Compensation Committee that salaries for its top executives be in the 50th to 75th percentile range. If warranted by the profitability of the Company, the Compensation Committee believes that executives should have an opportunity to exceed the 75th percentile. To date, the effective mixing of annual bonuses based on pre-tax profits and stock options has contributed significantly to the retention, motivation and success of the Company's executive team.

     The Compensation Committee is also aware that, with the convergence of various segments of the telecommunications, consumer electronics/computer, media and entertainment industries and the growth of interactive technologies, a number of large telecommunications, consumer electronics/computer, media and entertainment companies have entered or are actively considering entering the Company's market. Based on the potential opportunities in the growing multi-media market, these organizations have the incentives and ability to make a substantial investment in the Company's line of business. To penetrate this market quickly, it would be necessary for them to recruit experienced key executives. Considering the limited pool of executives with the necessary experience, the Compensation Committee is concerned that the Company's current executives would be sought after by such competitors.

     In order to assess the risk of potential competing pay packages that may be offered to the Company's executives by large telecommunications, consumer electronics/computer, media and entertainment companies, the Compensation Committee used the results of previously conducted research regarding compensation practices at a select group of these companies.

     Based on the results of such research and the Compensation Committee's own knowledge of compensation packages for comparable positions at other companies, both public and private, the Compensation Committee devised pay packages that consist of three components, each designed to achieve a distinctive objective:

     Base Salary provides regular compensation for services rendered at a sufficient level to retain and motivate its executive officers.

     Annual Bonus provides an incentive and reward for short-term financial success. For the top two executives, annual bonuses are based solely on the Company's net pre-tax profits. This eliminates Compensation Committee discretion in determining annual bonuses. Generally, for all other employees, annual bonuses are determined based on the recommendation of the Co-Chairmen of the Company and are based primarily on the Company's performance, individual performance, the performance of the Company group or division in which the individual works and other relevant factors.

     Stock Options have and continue to be an integral part of the pay package of executives as well as all employees. Options have kept the Company's key management team in place since the Company's inception and have provided a unique compensation opportunity. The Compensation Committee believes that stock options, which are designed to focus attention on stock values, are the most effective way of aligning the long-term interests of executives, managers and employees with those of the Company's stockholders. Options are customarily granted at prices equal to the fair market value at the date of grant, are not exercisable until the first anniversary of the date of grant and do not become fully exercisable until the third anniversary of the date of grant. Options generally remain exercisable during employment until the tenth anniversary of the date of grant, which provides executives an incentive to increase stockholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years. Options are generally granted to the Co-Chairmen of the Company by the Compensation Committee and to the Company's other executive officers and its other employees by the Compensation Committee based on the recommendation of the Co-Chairmen of the

Company. During fiscal 2000 the following grants of options were made to certain Named Executive Officers: (i) an option to purchase 100,000 shares of Common Stock was granted to Gregory Fischbach; (ii) an option to purchase 100,000 shares of Common Stock was granted to James Scoroposki; (iii) an option to purchase 50,000 shares of Common Stock was granted to Rodney Cousens; (iv) an option to purchase 250,000 shares of Common Stock was granted to Gerard Agoglia in connection with his employment by the Company; and (v) an option to purchase 16,527 shares of Common Stock was granted to Paul Eibeler. No other options were granted to Named Executive Officers. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

     The Company is subject to Section 162(m) of the Code, which limits the deductibility of certain compensation payments to its executive officers. The Company does not have a policy requiring the Compensation Committee to qualify all compensation for deductibility under this provision. The Compensation Committee's current view is that any non-deductible amounts will be immaterial to the Company's financial or tax position, and that the Company derives substantial benefits from the flexibility provided by the current system, in which the selection and quantification of performance targets are modified from year to year to reflect changing conditions. However, the Compensation Committee considers the net cost to the Company in making all compensation decisions and will continue to evaluate the impact of this provision on its compensation programs. The Company believes that any compensation expense incurred in connection with the exercise of stock options under the 1988 Plan and the 1998 Plan will continue to be deductible as performance-based compensation.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee and the Board of Directors recognize the unique skills and experience of the Chief Executive Officer. The goal of the Compensation Committee in developing a pay package for the Chief Executive Officer was to provide a significant incentive to motivate and retain his services for a significant term. The current agreement with the Chief Executive Officer, which expires in August 2003, provides:

SALARY

     A base salary of $775,000 per year with no increase in base salary provided during the term of the agreement. Increases in compensation will come solely as a result of increases in the Company's pre-tax profits and increases in stock market prices as described below.

ANNUAL BONUS

     An annual bonus of 3.25% of net pre-tax profits, if any, will be paid to the Chief Executive Officer. The Compensation Committee believes that the bonus structure provides the Chief Executive Officer with sufficient incentive.

STOCK OPTIONS

     Stock option grants are determined annually and options will generally vest equally over a three-year period. In the fiscal year ended August 31, 2000, the Chief Executive Officer received options to purchase 100,000 shares of Common Stock. Under the 1998 Plan, in no event will the Chief Executive Officer receive options to purchase more than 400,000 shares in any single calendar year.

     Unlike most large media and entertainment companies, no pension plan is provided for the Company's executives. The Compensation Committee believes that these programs at other companies are substantial. It believes, however, that compensation is more effectively used by the application of the components described above.

     In setting the above compensation package a number of factors were considered, including:

o the total return to stockholders of the Company as compared to competitor companies during the five years prior to the execution of the employment agreement;
o    the unique skills and experience of the Chief Executive Officer;
o total compensation of key executives at a select group of entertainment and media companies; and
o the importance of the Chief Executive Officer to the continued growth and success of the Company and the need to provide him with a significant incentive to motivate and retain his services for a five-year period.

                             COMPENSATION COMMITTEE

               Kenneth L. Coleman                           James Scibelli

                                PERFORMANCE GRAPH

     The following performance graph is a line graph comparing the yearly change in the cumulative total stockholder return on the Common Stock against the cumulative return of The Nasdaq Stock Market (U.S. Companies) Index and the Dow Jones Entertainment and Leisure-Recreational Products and Services Index for the five fiscal years ended August 31, 2000.


                                                          Cumulative Total Return
                                   -----------------------------------------------------------------
                                       8/95       8/96       8/97       8/98      8/99        8/00

ACCLAIM ENTERTAINMENT, INC.           100.00      32.18      15.84      22.77     27.97        7.43
NASDAQ STOCK MARKET(U.S.)             100.00     112.79     157.35     148.68    276.22      421.90
DOW JONES RECREATION PRODUCTS         100.00     114.31     138.09     146.88    169.15      177.37



Value of $100 invested over five years:


Acclaim Entertainment, Inc. Common Stock..........................................       $  7.43

The Nasdaq Stock Market (U.S. Companies) Index....................................       $421.90

Dow Jones Entertainment and Leisure-Recreational Products and Services Index......       $177.37

                              SELECTION OF AUDITORS

     At the recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP to serve as auditors of the Company for its fiscal year ending August 31, 2001. Although stockholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to consider the selection of other auditors for the current fiscal year.

     Representatives of KPMG LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. James R. Scoroposki, an officer, director and principal stockholder of the Company, is the sole stockholder, a director and president of a sales representative organization selling interactive entertainment software. Such sales representative organization acts as a sales representative for the Company, receives commissions from the Company with respect to interactive entertainment software sold by it and will continue to do so during fiscal 2001. For the fiscal year ended August 31, 2000, the commissions paid by the Company to such sales representative organization amounted to approximately $245,047. The agreements between the Company and such sales representative organization are on terms that are at least as favorable to the Company as could have been obtained from unaffiliated third parties. The Company has been advised by Mr. Scoroposki that the sales representative organization derives most of its revenue from parties other than the Company.

     Mr. Scoroposki is also the sole shareholder of a restaurant which provides meeting facilities and related hosting services for the Company's annual party and other meetings, and will continue to do so for fiscal 2001. For the fiscal year ended August 31, 2000, payments made by the Company to this restaurant amounted to approximately $25,480.

     In addition, since November 1999, Mr. Scoroposki has been the Company's nominee to the board of directors of iBuyline Inc. (formerly Software Buyline, Inc.; "IBL"), a company which sells software, hardware and entertainment products on line. Since June 1988, Mr. Scibelli has been a member of the board of directors of IBL. In fiscal 1999, the Company entered into a $3 million secured revolving credit agreement with IBL. The loan bears interest at an annual rate of 10% and was payable in full in July 2000. As of August 31, 2000 and as of the date hereof, IBL has not repaid the loan or complied with certain covenants and accordingly is in default under the terms of its agreement with the Company. The aggregate principal amount outstanding under the agreement is $2,750,000, and accrued interest on such principal is also due. RG Capital Fund LLC (the "Fund") (Mr. Scibelli being the president of the managing director of the Fund), received $200,000 from the proceeds of the loan from the Company to IBL to repay certain outstanding loans made by the Fund to IBL. As of the date hereof, the Fund has a 25% equity interest in IBL. The loan is evidenced by a note (the "Note") convertible by the Company into up to 19.9% of the then outstanding shares of common stock of IBL if (i) IBL gives notice to the Company that it wishes to prepay the outstanding balance under the Note, (ii) the Company wishes to exercise its right to participate in certain sale or merger transactions involving IBL or its shareholders, or (iii) the Company wishes to convert the Note in its discretion. In any event, the Note shall be automatically converted in full prior to its maturity upon the closing of an initial public offering of IBL's common stock. In connection with the loan to IBL, IBL issued to the Company a warrant, exercisable (i) at any time after an initial public offering of IBL's common stock and prior to the fifth anniversary thereof, (ii) at any time after the fifth business day prior to the effective date of a merger, consolidation or reorganization of IBL following which IBL is not the surviving entity or former shareholders of IBL beneficially own less than 50% of the then outstanding voting common stock of IBL, and prior to the closing thereof, or (iii) at any time after the fifth business day prior to the closing date of a sale of substantially all of IBL's assets, to purchase such number of shares of common stock of IBL which, when added to the aggregate amount of securities then held by the Company (including shares of common stock issued in connection with the conversion of the Note), shall result in the Company owning up to approximately 19.9% of the then outstanding common stock of IBL. Also, in connection with the loan to IBL, IBL and the Company entered into an investors' rights agreement (the "Investors' Rights Agreement") pursuant to which the Company is entitled, among other things, to registration rights in connection with common stock of IBL issued to the Company and a right of first refusal in connection with the issuance of certain new securities (as defined in the Investors' Rights Agreement). Both the warrant to purchase common stock of IBL issued to the Company and the Note are subject to anti-dilution protection in certain circumstances. In August 2000, the Company wrote off its notes receivable, including accrued interest, due from IBL, which was deemed uncollectible.

     The firm of Fischbach, Perlstein & Lieberman LLP, of which Bernard J. Fischbach, a director of the Company, is a partner, performs legal services for the Company and will continue to do so for fiscal 2001. For the fiscal year ended August 31, 2000, payments made by the Company for said services amounted to approximately $819,887.

     The Company issued to Gregory Fischbach, as of November 14, 2000, 360,000 shares of Common Stock in consideration of payment by Mr. G. Fischbach to the Company of $450,000 (based on the closing sale price of the Common Stock on such date).

     The Company issued to James Scoroposki, as of November 14, 2000, 360,000 shares of Common Stock in consideration of payment by Mr. Scoroposki to the Company of $450,000 (based on the closing sale price of the Common Stock on such date).

                              STOCKHOLDER PROPOSALS

     Any eligible stockholder of the Company who wishes to submit a proposal for action at the next annual meeting of stockholders of the Company and desires that such proposal be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting must provide a written copy of the proposal to the Company at its principal executive offices not later than September 1, 2001, and must otherwise comply with the rules of the Commission relating to stockholder proposals.

     The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by an eligible stockholder of the Company for action at the next annual meeting of stockholders of the Company but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company at its principal executive office not later than November 15, 2001, and certain other conditions of the applicable rules of the Commission are satisfied. Stockholders proposals should be addressed to the Secretary of the Company at the address set forth below.

                                  MISCELLANEOUS

     The Board of Directors does not intend to present and knows of no others who intend, nor has it received timely notice of any stockholder's intention, to present at the Meeting any matter or business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. If other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote any proxies on such matters in accordance with their judgment.

     The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. Officers and regular employees may solicit proxies by mail, telephone, telegraph and personal interview, for which no additional compensation will be paid. The Company may reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to their principals.

     Copies of the Annual Report to Stockholders for fiscal 2000 are being mailed to stockholders simultaneously with this Proxy Statement.



                                         By order of the Board of Directors,

                                         JAMES SCOROPOSKI
                                         Secretary



One Acclaim Plaza
Glen Cove, New York
December 29, 2000

                                                                      APPENDIX I

                     ACCLAIM ENTERTAINMENT, INC. ("ACCLAIM")
                             AUDIT COMMITTEE CHARTER
                           (AS AMENDED, JUNE 5, 2000)


STATEMENT OF POLICY
-------------------

The Audit Committee is a standing committee of the Board of Directors (the "Board") of Acclaim. The Audit Committee shall provide assistance to the members of the Board in fulfilling their responsibility to the stockholders, potential stockholders and investment community relating to the corporate accounting, reporting practices, and the quality and integrity of the financial reports of Acclaim. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of Acclaim.

MEMBERSHIP
----------

The Audit Committee shall be composed of either (i) a majority of independent directors or (ii) non-management directors at least one of whom is an independent director. For the purposes of the Audit Committee, an independent director shall be one who (a) has not been employed by Acclaim or an affiliate in an executive capacity within the last five years; (b) was not, and is not a member of a corporation or firm that is one of Acclaim's paid advisers or consultants; (c) is not employed by a customer, supplier or provider of professional services to Acclaim; (d) has no personal services contract with Acclaim; (e) is not employed by a foundation or university that receives grants or endowments from Acclaim; (f) is not a relative of the management of Acclaim; and (g) is not an officer of a company of which Acclaim's chairman or chief executive officer is also a board member. In addition, a member of the Audit Committee shall have a financial, business or legal background, and otherwise meet the criteria for Board membership set by the Board from time to time. In addition to the foregoing, the members of the Audit Committee shall meet the independence and experience requirements as shall from time to time be promulgated by NASDAQ.

SCOPE OF RESPONSIBILITIES
-------------------------

The Audit Committee has such powers as may be assigned to it by the Board from time to time. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure the directors and stockholders that the corporate accounting and reporting practices of Acclaim are in accordance with all requirements and are of the highest quality. In that regard, the Audit Committee will:

o Review and recommend to the Board the independent auditors to be selected to audit the financial statements of Acclaim;

o    Review the independent auditors' fee arrangements;

o Meet with the independent auditors and financial management of Acclaim to review the scope of the proposed audit for the current year and the audit procedures to be exercised, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;

o Provide sufficient opportunity for the internal (if any) and independent auditors to meet with the members of the Audit Committee without members of management present.

o Review with the independent auditors, Acclaim's internal auditor (if any), and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and obtain any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are preferable;

o Review the internal audit function of Acclaim including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors;

o Receive on a regular basis, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan;

o Serve as a communication link between the independent auditors and the Board and meet with representatives of the auditors and management to resolve differences of opinion;

o Review with management and the independent auditors Acclaim's quarterly financial statements prior to the release of quarterly earnings;

o Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed;

o Communicate to the Board significant developments in accounting principles affecting Acclaim, as well as relevant rulings by the Securities and Exchange Commission and other regulatory bodies, which are reported to the Audit Committee by the Company's professional advisors, as appropriate;

o Obtain from the independent auditors assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated with respect to Acclaim's financial statements;

o Receive from the firm of independent auditors periodic written reports, consistent with Independence Standards Board Standard No. 1, regarding relationships between the firm and its related entities and Acclaim and the firm's independence, discuss such reports with the firm, and, if deemed appropriate by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the firm's independence;

o Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

o Prepare the report required by the rules of the Securities and Exchange Commission to be included in Acclaim's annual proxy statement;

o Report to the Board such matters as: conflicts of interest; insider stock transactions; the use of Acclaim funds for payment of illegal political contributions, bribes, or other unauthorized or illegal payments; and any other questionable business practices that come to its attention (including violations of Acclaim's Code of Conduct and International Policies);

o Review accounting and financial human resources and succession planning within Acclaim and make recommendations to the Board, as appropriate;

o Prepare annually a written report to the full Board summarizing its activities, conclusions, and recommendations relating to the past fiscal year, and present the Board with the Audit Committee's agenda for the coming fiscal year; and

o Review and reassess the adequacy of this Charter no less frequently than annually and recommend any proposed changes to the Board for approval.

In addition, Acclaim may determine that the Audit Committee should be assigned additional duties when conditions warrant. Occasionally, it might be appropriate that the Audit Committee be assigned special functions on an interim basis. The Audit Committee may investigate any matter brought to its attention within the scope of its duties. The Audit Committee shall have the power to retain outside counsel or other professional consultants for this purpose if, in its judgment, that is appropriate.

COMMITTEE ACTION
----------------

A majority of the total number of the members of the Audit Committee shall constitute a quorum for the transaction of business. The vote of the majority of the members present at a meeting at which a quorum is present shall be the act of the Audit Committee.

ADMINISTRATIVE
--------------

The Audit Committee shall meet at least once per quarter and will periodically meet with Acclaim's independent auditors in private session. These meetings shall be held prior to the annual audit and before the annual meeting of stockholders, and prior to Acclaim's release of quarterly results. In addition, the Audit Committee may meet when requested to do so by the Board, or by at least two members of the Audit Committee, when requested by the independent auditors, or when events within Acclaim warrant special meetings.

The Audit Committee will keep regular minutes of its meetings and periodically report the same to the Board. In consultation with senior management, the chair of the Audit Committee may in his discretion review the proposed agenda for each Audit Committee meeting and propose changes to such agenda if circumstances warrant. Information and data important to the Audit Committee's understanding of the business to be conducted at each meeting will be distributed in writing sufficiently in advance of the meeting. The Chairman of the Audit Committee will appoint a Secretary at each meeting who will keep the Audit Committee's minutes and/or reports with a copy (i) retained at the headquarters of Acclaim and (ii) delivered to Acclaim's corporate legal counsel.

APPROVAL
--------


The members of the Audit Committee hereby approve this charter, as amended, for the Audit Committee of Acclaim.

Signed by:        /s/ Kenneth Coleman                Dated: June 5, 2000
                  -------------------
                  Kenneth L. Coleman

Signed by:        /s/ Robert H. Groman               Dated: June 5, 2000
                  --------------------
                  Robert H. Groman

Signed by:        /s/ James Scibelli                 Dated: June 5, 2000
                  ------------------
                  James Scibelli

Signed by:        /s/ Michael Tannen                 Dated: June 5, 2000
                  ------------------
                  Michael Tannen

                           ACCLAIM ENTERTAINMENT, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                 ---------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gregory E. Fischbach and James R. Scoroposki, or either of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (including all adjournments thereof) of Acclaim Entertainment, Inc. to be held on January 24, 2001 at 2:30 P.M., at The Westin Cincinnati, 21 East 5th Street, Cincinnati, Ohio. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.  ELECTION OF DIRECTORS

    [ ]  FOR all nominees            [ ] WITHHOLD AUTHORITY*
                                         to vote for all nominees

NOMINEES: Gregory E. Fischbach, James R. Scoroposki, Kenneth L. Coleman, Bernard J. Fischbach, Robert H. Groman, James Scibelli and Michael L. Tannen.

*INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH INDIVIDUAL'S NAME.

2. RATIFICATION of the appointment of KPMG LLP as independent auditors for the year ending August 31, 2001.

    [ ]  FOR        [ ]  AGAINST         [ ]  ABSTAIN

3. The proxy is authorized to transact such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND IN THE DISCRETION OF SAID PROXY ON ANY OTHER MATTER WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.



                                               Dated:                   ,
                                                      ------------------ -------


                                              ----------------------------------
                                                         Print Name


                                              ----------------------------------
                                                         Signature



NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

                PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.